SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) February 26, 2007

SIENA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25499	88-0390360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5625 Arville, Suite E Las Vegas, Nevada 89118
(Address of principal executive offices) (Zip Code)

(702) 889-8777
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report

Item 1.01  Entry Into a Material Definitive Agreement

Item 2.03  Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 26, 2007, Siena Technologies, Inc. (the “Company”) and the Company’s wholly owned subsidiary, Kelley Communication Company, Inc. (“Kelley”) entered into a settlement agreement (the “Agreement”), effective January 31, 2007, with Lisa Cox individually and as Administratrix of the Estate of Steven L. Cox (“Cox”), pursuant to which the parties agreed as follows:

•	All parties dismissed with prejudice all claims and counterclaims in District Court Case No. A518083, Cox v. Kelley Communication Company, Inc., et al.

•	Kelley agreed to pay Cox $90,000 on the following schedule:

Payment Amount	Payment Date

$30,000	February 26, 2007
$15,000	January 31, 2008
$15,000	January 31, 2009
$15,000	January 31, 2010
$15,000	January 31, 2011

•	The Company agreed to issue 280,000 shares of its common stock to Cox; and

•

Cox may not sell or otherwise dispose of the shares until January 31, 2008, at which point she may sell 100,000 shares. She may sell an additional 15,000 shares each month thereafter for the next twelve months.

Item 3.02  Unregistered Sales of Equity Securities

On February 28, 2007, the Company issued 280,000 shares of common stock to Cox. The shares were issued as part of a settlement agreement with Cox related to District Court Case No. A518083, Cox v. Kelley Communication Company, Inc., et al. The shares of common stock were issued relying upon the exemption from registration provided by Section 4(2) of the Securities Act for “transactions by the issuer not involving a public offering."

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.11

Settlement Agreement dated February 26, 2007 between the Company, Kelley Communications Company, Inc. Kelley Technologies, LLC, James Michael Kelley and Lisa Cox, individually and as Special Administratrix of the Estate of Steven L. Cox

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENA TECHNOLOGIES, INC.
February 28, 2007	/s/ Christopher G. Pizzo Christopher G. Pizzo Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

10.11

Settlement Agreement dated February 26, 2007 between the Company, Kelley Communications Company, Inc. Kelley Technologies, LLC, James Michael Kelley and Lisa Cox, individually and as Special Administratrix of the Estate of Steven L. Cox

Filed herewith electronically